EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANTS

SUBSIDIARY                                               JURISDICTION
----------                                               ------------

                       Statia Terminals International N.V.
                                and Subsidiaries

Statia Terminals International N.V.                *  Netherlands Antilles
Statia Delaware HoldCo II, Inc.                    *  Delaware
Statia Terminals Southwest, Inc.                   *  Texas
Statia Terminals New Jersey, Inc.                  *  Delaware
Statia Terminals Delaware, Inc.                    *  Delaware
Statia Terminals, Inc.                             *  Delaware
Statia Terminals Puerto Rico Corporation          **  Puerto Rico
W.P. Company, Inc.                                 *  Delaware
Statia Terminals Virgin Island Corporation        **  U. S. Virgin Islands
Seven Seas Steamship Company, Inc.                 *  Florida
Seven Seas Steamship Company (St. Eustatius) N.V.  *  Netherlands Antilles
Statia Terminals Corporation N.V.                  *  Netherlands Antilles
Statia Terminals Canada, Incorporated                 Nova Scotia
Point Tupper Marine Services Limited               *  Nova Scotia
Saba Trustcompany N.V. Company N.V.                *  Netherlands Antilles
Bicen Development Corporation N.V.                 *  Netherlands Antilles
Statia Terminals N.V.                              *  Netherlands Antilles
Statia Laboratory Services N.V.                    *  Netherlands Antilles
Statia Tugs N.V.                                   *  Netherlands Antilles

                      Statia Terminals Canada, Incorporated
                                 and Subsidiary

Point Tupper Marine Services Limited               *  Nova Scotia

* Subsidiary Guarantor of the $135.0 million, 11 3/4% First Mortgage Notes. ** Non-operating subsidiary to be dissolved.